Exhibit 32: Section 1350 Certifications

I, Howard Messing, certify this quarterly report on Form 10-Q of Medical Information Technology, Inc. (MEDITECH) for the period ended March 31, 2020 fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 and the information contained in this report fairly presents, in all material respects, the financial condition and results of operations of MEDITECH.

April 30, 2020
(Date)

Howard Messing, Chief Executive Officer
(Signature)

I, Barbara A. Manzolillo, certify this quarterly report on Form 10-Q of Medical Information Technology, Inc. (MEDITECH) for the period ended March 31, 2020, fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 and the information contained in this report fairly presents, in all material respects, the financial condition and results of operations of MEDITECH.

April 30, 2020
(Date)

Barbara A. Manzolillo, Chief Financial Officer and Treasurer
(Signature)